                                                                      EXHIBIT 5



                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP

                                                            NATIONSBANK PLAZA
       999 PEACHTREE STREET, N.E. - SUITE 750    600 PEACHTREE STREET, N.E. SUITE 5200     601 PENNSYLVANIA AVENUE, N.W.
            ATLANTA, GEORGIA 30309-3964               ATLANTA, GEORGIA 30308-2216                    SUITE 640
              TELEPHONE: 404-885-3651                   TELEPHONE: 404-885-3000                   NORTH BUILDING
              FACSIMILE: 404-885-3652                   FACSIMILE: 404-885-3900               WASHINGTON, D.C. 20004
                                                                                              TELEPHONE: 202-274-2950
                                                                                              FACSIMILE: 202-274-2994

                                February 7, 1996



Matria Healthcare, Inc.
1850 Parkway Place
12th Floor
Marietta, Georgia  30067

Ladies and Gentlemen:

         We have examined a copy of the registration statement on Form S-4 (the "Registration Statement") filed by Matria Healthcare, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on February 6, 1996, relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of 37,682,286 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, including associated common stock purchase rights as described in the Registration Statement (the "Shares"). The Shares are to be issued in connection with the proposed merger of Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), and Healthdyne, Inc., a Georgia corporation ("Healthdyne"), with and into the Company (the "Merger") pursuant to the terms of the Agreement and Plan of Merger, dated as of October 2, 1995, as amended as of December 4, 1995 and January 31, 1996 (the "Merger Agreement"), by and among Tokos, Healthdyne and the Company.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards.

         We have examined originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement, the form of Common Stock certificate, the Merger Agreement, the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials. In giving this opinion, we assume that the certificates representing the Shares conform to the specimen examined by us. In such examination we have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

Matria Healthcare, Inc.
February 7, 1996
Page 2

         On the basis of such examination, it is our opinion that, assuming (i) the Merger shall have been consummated in accordance with the Merger Agreement and the applicable provisions of the Business Corporation Code of the State of Georgia and the General Corporation Law of the State of Delaware; (ii) the pertinent provisions of the Act and the Securities Exchange Act of 1934, as amended, shall have been complied with; and (iii) the applicable provisions of the securities or "blue sky" laws of various states shall have been complied with:

                 When certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company in compliance with the Merger Agreement, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the related prospectus.

                               Very truly yours,


                               /s/ Troutman Sanders LLP